SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2011

Green Energy Management Services Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-169496	75-2873882
(Commission File Number)	(IRS Employer Identification No.)

381 Teaneck Road, Teaneck, NJ	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 530-1200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On April 6, 2011, Green Energy Management Services Holdings, Inc.’s, a Delaware corporation (the “Company”), implemented certain changes to its management team and elected two new directors to its board of directors (the “Board”), as more fully discussed herein. Effective as of the same date, Mr. Michael Samuel, the Company’s Chairman, President and Chief Executive Officer and a director, resigned from his positions of Chairman, President and Chief Executive Officer. Mr. Samuel continues to serve on the Board.

(c)      On April 6, 2011, Ronald P. Ulfers, Jr., was appointed as Chairman, President and Chief Executive Officer of the Company, replacing Mr. Samuel, and was elected as a director of the Company, and Robert W. Sawyer, Jr., was elected as a director of the Company, effective immediately. Prior to the election of the new directors, the Board increased its size from three directors to five directors and subsequently appointed Messrs. Sawyer and Ulfers to the Board to fill the newly created vacancies on the Board.

Ronald P. Ulfers

Prior to joining the Company, Mr. Ulfers, 37, served as Chief Executive Officer of Clearwater Pool Supplies and Services, Inc. (“Clearwater”), a national water products company, from November 1994 until April 2011, where he successfully managed the growth and development of Clearwater and its products, including the development of its internet sales campaign and strategic business plan. Mr. Ulfers has nearly 20 years of experience in managing and developing various start-up businesses, including his experience in retail water product sales, internet and call center response centers, commercial real estate development and corporate finance, together with his recent focus on energy management, both as part of the management team and an investor of such business. Mr. Ulfers received his education within the Louisiana private educational system.

Key Attributes, Experience and Skills:  Mr. Ulfers’ nearly 20 years of experience in managing and developing start-up businesses, combined with his knowledge of the energy management industry, proven track record in growing and managing successful start-up ventures and his capital markets experience provides the Board with significant management insight, valuable experience in business development and capital formation and will assist the Company in growing its customer base and management team through its current business phase.

In connection with his appointment, the Company and Mr. Ulfers agreed that his employment arrangement will be substantially similar to the terms and provisions contained in Mr. Samuel’s employment agreement, with the exception of the term of his appointment, which shall be for two years from April 5, 2011. Mr. Ulfers has not yet entered into a written employment agreement with the Company, but the Company expects to do so in the immediate future.

Specifically, the Company agreed that Mr. Ulfers will receive an annual salary, before deducting all applicable withholdings, of not less than $270,000 per year, payable at the time and in the manner dictated by the Company’s standard payroll policies, but no less often than semi-monthly, subject to annual adjustments pursuant to the applicable regional Consumer Price Index. Mr. Ulfers will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 50% of his annual salary, and any perquisites and other fringe benefits provided to other executives. In the event Mr. Ulfers is terminated by the Company without Cause (as defined in Mr. Samuel’s Employment Agreement) or due to Mr. Ulfers’ death or he resigns for Good Reason (as defined in Mr. Samuel’s Employment Agreement), the Company will be obligated to pay Mr. Ulfers in a lump sum an amount equal to 6 months’ salary and benefits, payable within 30 days following such termination, plus any accrued but unused vacation (the “Termination Benefits”). In addition, if Mr. Ulfers elects health care continuation coverage under COBRA, the Company will pay for such health insurance coverage for a period of 12 months following the termination of his employment, at the same rate as the Company pays for health insurance coverage for its active employees (with Mr. Ulfers required to pay for any employee-paid portion of such coverage) (the “COBRA Benefits”). After the 12-month continuation period concludes, Mr. Ulfers will be responsible for the payment of all premiums attributable to COBRA continuation coverage at the same rate as we charge all COBRA beneficiaries. If Mr. Ulfers’ employment is terminated during his employment term by (x) the Company for Cause, (y) Mr. Ulfers for any reason other than Good Reason or (z) due to his Disability (as defined in Mr. Samuel’s Employment Agreement), then Mr. Ulfers will not be entitled to receive the Termination Benefits or the COBRA Benefits, and shall only be entitled to his Accrued Benefits (as defined in Mr. Samuel’s Employment Agreement). In addition, in connection with Mr. Ulfers’ appointment, certain of the Company’s affiliates agreed to transfer to Mr. Ulfers 40,000,000 restricted shares of the Company’s common stock owned by such affiliates without the issuance of additional shares of the Company’s common stock to such affiliates or Mr. Ulfers and without dilution to the Company’s stockholders.

The preceding discussion of Mr. Ulfers employment arrangement is qualified in its entirety by the complete text of Mr. Samuel’s Employment Agreement (as applicable), which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2010, and is further qualified by the complete text of Mr. Ulfers’ employment agreement, which when entered into between the Company and Mr. Ulfers will be filed with the SEC.

There is no arrangement or understanding between Mr. Ulfers and any other persons pursuant to which Mr. Ulfers was selected as an officer and/or director of the Company. There are no family relationships between Mr. Ulfers and any of the Company’s officers and directors. Except for any material interest that Mr. Ulfers may be deemed to have in the transaction between the Company and the third party lender pursuant to the Line of Credit Agreement, dated as of March 31, 2010, as described in the Company’s Annual Report on Form 10-K filed with SEC on March 31, 2011 (the “Annual Report”), under “Item 9B. Other Information,” there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Ulfers has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Ulfers is a principal of such third party lender.

Robert W. Sawyer

Mr. Sawyer, 60, is a retired attorney. Prior to his retirement, Mr. Sawyer worked at Louisiana Addictive Disorder Regulatory Authority (ADRA) from July 2004 to June 2009, where he was an executive director providing management oversight for development of the agency and had sole responsibility for the development of rules and regulations ADRA’s policies. Prior to that, Mr. Sawyer held various policy development, implementation and compliance positions with the government offices of the Louisiana Department of Health And Hospitals. Mr. Sawyer received a Bachelor of Arts in Theology/Philosophy from the Centenary College of Louisiana and a Juris Doctor from the Louisiana State University School of Law.

Key Attributes, Experience and Skills:  Mr. Sawyers’ legal expertise, over 15 years experience in running several stand alone professional agencies and extensive experience with modernizing processes and procedures within high growth environments, provides the Board with valuable experience in business development and assists the Company in managing through its current business phase.

There is no arrangement or understanding between Mr. Sawyer and any other persons pursuant to which Mr. Sawyer was elected as a director of the Company. There are no family relationships between Mr. Sawyer and any of the Company’s officers and directors. Except for any material interest that Mr. Sawyer may be deemed to have in the transactions between the Company and Ice Nine, LLC pursuant to the Stockholders Agreement, dated as of August 20, 2010, as described in the Annual Report under “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities ─ Recent Sales of Unregistered Securities,” there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Sawyer has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Sawyer is the sole managing member of Ice Nine, LLC and has the sole voting and dispositive power over the shares of the Company’s common stock owned by Ice Nine, LLC.

As of the date of this Current Report, the Company has not entered into any material plan, contract or arrangement to which Mr. Sawyer is a party or in which Mr. Sawyer participates, nor has any grant or award of the Company’s common stock  has been made to Mr. Sawyer, in connection with his election. The Company may grant equity and/or cash awards to Mr. Sawyer in the future in consideration for his services as a director.

Item 8.01 Other Events.

On April 11, 2011, the Company issued a press release announcing the changes to its management team and election of two new directors to the Board, as more fully discussed above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated April 11, 2011. (Furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Date: April 12, 2011	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer